                        AMERICAN CONSUMERS, INC.
                       NET INCOME PER COMMON SHARE
                               EXHIBIT 11

                         THIRTEEN WEEKS ENDED      TWENTY-SIX WEEKS ENDED
                       December 2, November 26,  December 2,   November 26,
                       ----------------------------------------------------
                              1995         1994         1995           1994
                       ====================================================
Net income for
computing earnings        $ 25,511     $ 39,019     $ 68,553       $ 96,932
per common share          ========     ========     ========       ========

Weighted average
number of common
shares outstanding        $927,330     $940,415     $927,263       $939,413
during each period        ========     ========     ========       ========

Net income per common     $  0.028     $  0.041     $  0.074       $  0.103
share                     ========     ========     ========       ========
